For further information:         TRADED: NYSE (IEX)                            EX-99.1
Investor Contact:
Allison S. Lausas
Vice President and Chief Accounting Officer
(847) 498-7070

IDEX REPORTS RECORD THIRD QUARTER RESULTS AND RAISES FULL YEAR GUIDANCE

Third Quarter 2022 Highlights
•Record reported EPS of $2.36, up 56% and record adjusted EPS of $2.14, up 20% vs. Q3 2021
•Record sales of $824 million, up 16% overall and 15% organically vs. Q3 2021
•Reported and adjusted operating margin of 24.5% and 24.9% were up 190 and 60 basis points, respectively, vs. Q3 2021
•Record cash from operations of $198 million was 111% of net income; record free cash flow of $182 million was 112% of adjusted net income
•Full year GAAP EPS and adjusted EPS raised to $7.75 to $7.80 and $8.04 to $8.09, respectively

NORTHBROOK, IL, October 25, 2022 - IDEX Corporation (NYSE: IEX) today announced its financial results for the three month period ended September 30, 2022.

“Our businesses delivered another great quarter with broad-based strength across the enterprise,” said Eric D. Ashleman, IDEX Corporation Chief Executive Officer and President. “In the third quarter, we achieved record sales, double digit organic growth across all three of our segments and solid operating margin performance driving record EPS and strong free cash flow generation.”

“As previously announced, during the third quarter we reached an agreement to acquire Muon Group for €700 million, our largest acquisition to date. The addition of these high-quality, market-leading technology businesses to the portfolio will enhance our growth strategy and drive long-term shareholder value. Our balance sheet is well positioned to deploy capital towards our large pipeline of high-quality acquisition opportunities."

2022 Outlook
Full year 2022 organic sales growth is projected to be approximately 12 percent over the prior year period, with a 9 percent organic sales increase in the fourth quarter of 2022 versus the prior year period. The Company expects full year 2022 reported EPS attributable to IDEX of $7.75 to $7.80 (adjusted EPS attributable to IDEX of $8.04 to $8.09) and fourth quarter 2022 reported EPS attributable to IDEX of $1.75 to $1.80 (adjusted EPS attributable to IDEX of $1.92 to $1.97).

Consolidated Results

	Three Months Ended September 30,
(Dollars in millions, except per share amounts)	2022	2021	Increase (Decrease)
Net sales	$824.0	$712.0	$112.0
Adjusted net sales*	806.1	712.0	94.1
Organic net sales growth*			15%
Operating income	202.2	161.2	41.0
Adjusted operating income*	201.1	173.1	28.0
Net income attributable to IDEX	178.7	115.7	63.0
Adjusted net income attributable to IDEX*	161.9	137.5	24.4
Diluted EPS attributable to IDEX	2.36	1.51	0.85
Adjusted diluted EPS attributable to IDEX*	2.14	1.79	0.35
Adjusted EBITDA*	231.4	199.5	31.9
Cash flow from operating activities	198.1	156.6	41.5
Free cash flow*	181.8	141.7	40.1
Gross margin	46.3%	43.8%	250 bps
Adjusted gross margin*	45.1%	45.0%	10 bps
Operating margin	24.5%	22.6%	190 bps
Adjusted operating margin*	24.9%	24.3%	60 bps
Adjusted EBITDA margin*	28.7%	28.0%	70 bps
*These are non-GAAP measures. See the definitions of these non-GAAP measures in the section in this release titled “Non-GAAP Measures of Financial Performance” and reconciliations to their most directly comparable GAAP financial measures in the reconciliation tables at the end of this release.

Net Sales
Third quarter 2022 sales of $824.0 million reflected a 16 percent increase compared with the prior year period (+15 percent organic, +3 percent acquisitions/divestitures, +3 percent impact from the exit of a COVID-19 testing application and -5 percent foreign currency translation).

Gross Margin
Third quarter 2022 gross margin of 46.3 percent increased 250 basis points compared with the prior year period primarily due to higher volume leverage and favorable price/cost as well as the acceleration of previously deferred revenue related to the exit of a COVID-19 testing application, partially offset by higher employee-related costs. Additionally, the prior year period was unfavorably impacted by the fair value inventory step-up charge related to the acquisition of Airtech Group, Inc., US Valve Corporation and related entities ("Airtech") in June 2021. Adjusted gross margin, which excludes the acceleration of previously deferred revenue and fair value inventory step-up charges, increased 10 basis points compared with the prior year period.

Operating Margin
Third quarter 2022 operating margin of 24.5 percent increased 190 basis points compared with the prior year period due to the drivers discussed above, partially offset by the unfavorable impact of the impairment charge related to the exit of a COVID-19 testing application as well as higher discretionary spending and resource investments. Additionally, the prior year period included higher restructuring costs. Adjusted operating margin, which excludes fair value inventory step-up charges, restructuring expenses and asset impairments and the net impact from the exit of a COVID-19 testing application, increased 60 basis points. Incremental amortization of $2.3 million related to the acquisitions of Nexsight, LLC and its businesses Envirosight, WinCan, MyTana and Pipeline Renewal Technologies ("Nexsight") in February 2022 and KZ CO. ("KZValve") in May 2022 unfavorably impacted adjusted operating margin by 30 basis points in third quarter 2022.

Net Income Attributable to IDEX
Third quarter 2022 net income attributable to IDEX increased $63.0 million to $178.7 million, which resulted in EPS attributable to IDEX of $2.36 per share. The third quarter 2022 effective tax rate of 21.8 percent decreased compared to the prior year period effective tax rate of 23.4 percent primarily due to the tax benefits realized with the sale of Knight LLC ("Knight"). Adjusted EPS attributable to IDEX, which reflects the impact of non-GAAP adjustments, net of related taxes, was $2.14 per share, an increase of 35 cents per share, or 19.6 percent, from the prior year period.

Cash Flow
Third quarter 2022 cash from operations of $198.1 million was 110.9 percent of net income attributable to IDEX and up 26.5 percent compared with the prior year period primarily due to higher earnings. Third quarter 2022 free cash flow of $181.8 million was 112.3 percent of adjusted net income attributable to IDEX. Free cash flow as a percent of adjusted net income attributable to IDEX reflects the impact of excluding acquisition-related intangible asset amortization, net of related taxes, from adjusted net income attributable to IDEX for all periods presented.

Segment Highlights

Fluid & Metering Technologies

	Three Months Ended September 30,
(Dollars in millions)	2022	2021	Increase (Decrease)
Net sales	$307.6	$251.3	$56.3
Operating income	94.5	69.0	25.5
Operating margin	30.7%	27.5%	320 bps
Adjusted operating income*	$94.5	$71.0	$23.5
Adjusted operating margin*	30.7%	28.2%	250 bps
*These are non-GAAP measures. See the definitions of these non-GAAP measures in the section in this release titled “Non-GAAP Measures of Financial Performance” and reconciliations to their most directly comparable GAAP financial measures in the reconciliation tables at the end of this release.

•Third quarter 2022 sales of $307.6 million reflected a 22 percent increase compared with the third quarter of 2021 (+17 percent organic, +9 percent acquisitions/divestitures and -4 percent foreign currency translation).
•Third quarter 2022 operating margin was 30.7 percent, up 320 basis points compared with the prior year period. This increase was primarily due to favorable price/cost, strong operational productivity and higher volume leverage, partially offset by increases in employee-related costs, discretionary spending and resource investments. Additionally, restructuring costs were higher in the prior year period. Adjusted operating margin, which excludes restructuring costs, increased 250 basis points. Incremental amortization of $2.3 million related to the Nexsight and KZValve acquisitions unfavorably impacted adjusted operating margin by 80 basis points in third quarter 2022.

Health & Science Technologies

	Three Months Ended September 30,
(Dollars in millions)	2022	2021	Increase (Decrease)
Net sales	$345.0	$302.3	$42.7
Adjusted net sales*	327.1	302.3	24.8
Operating income	85.6	70.4	15.2
Operating margin	24.8%	23.3%	150 bps
Adjusted operating income*	$84.5	$80.1	$4.4
Adjusted operating margin*	25.8%	26.5%	(70) bps
*These are non-GAAP measures. See the definitions of these non-GAAP measures in the section in this release titled “Non-GAAP Measures of Financial Performance” and reconciliations to their most directly comparable GAAP financial measures in the reconciliation tables at the end of this release.

•Third quarter 2022 sales of $345.0 million reflected a 14 percent increase compared with the third quarter of 2021 (+13 percent organic, +6 percent impact from the exit of a COVID-19 testing application and -5 percent foreign currency translation).
•Third quarter 2022 operating margin was 24.8 percent, up 150 basis points compared with the prior year period primarily due to the $9.1 million fair value inventory step-up charge related to the Airtech acquisition in the prior year period that did not reoccur in 2022. Additionally, higher volume leverage and favorable price/cost were more than offset by lower productivity, the dilutive impact from the exit of a COVID-19 testing application and increases in employee-related costs, discretionary spending and resource investments. Adjusted operating margin, which excludes the prior year period impact of fair value inventory step-up charges and restructuring costs as well as the current year period net impact from the exit of a COVID-19 testing application, decreased 70 basis points.

Fire & Safety/Diversified Products

	Three Months Ended September 30,
(Dollars in millions)	2022	2021	Increase (Decrease)
Net sales	$172.4	$159.1	$13.3
Operating income	43.6	39.1	4.5
Operating margin	25.3%	24.6%	70 bps
Adjusted operating income*	$43.6	$39.0	$4.6
Adjusted operating margin*	25.3%	24.6%	70 bps
*These are non-GAAP measures. See the definitions of these non-GAAP measures in the section in this release titled “Non-GAAP Measures of Financial Performance” and reconciliations to their most directly comparable GAAP financial measures in the reconciliation tables at the end of this release.

•Third quarter 2022 sales of $172.4 million reflected an 8 percent increase compared with the third quarter of 2021 (+14 percent organic and -6 percent foreign currency translation).
•Third quarter 2022 operating margin was 25.3 percent, up 70 basis points compared with the prior year period primarily due to higher volume, partially offset by higher employee-related costs and unfavorable price/cost due to long-term original equipment manufacturer contracts.

Corporate Costs
Corporate costs included in operating income were $21.5 million in the third quarter of 2022, an increase of $4.2 million over the prior year period, primarily due to higher acquisition, discretionary and employee-related costs. Corporate costs included in adjusted operating income, which excludes the prior year period impact of restructuring costs, net of a Corporate transaction indemnity, increased by $4.5 million.

Acquisition
On September 13, 2022, the Company entered into a definitive agreement to acquire Muon B.V. and its subsidiaries ("Muon Group") for cash consideration of €700.0 million, subject to customary post-closing adjustments. Muon Group, based in the Netherlands, manufactures highly precise flow paths in a variety of materials that enable the movement of various liquids and gases in critical applications for medical, semiconductor, food processing, digital printing and filtration technologies. Muon Group will expand upon the Company’s growing platform of precision technology businesses in the Health & Science Technologies ("HST") segment with its unique technology and product solutions for similar end-customers. With annual sales of approximately €140.0 million, Muon Group will be part of the Company’s Scientific Fluidics & Optics reporting unit within the HST segment. The Company expects to close the transaction by the end of the fourth quarter of 2022, subject to regulatory approval and customary closing conditions.

Divestiture
On September 9, 2022, the Company completed the sale of Knight for proceeds of $49.4 million, net of cash remitted, resulting in a pre-tax gain on the sale of $34.8 million. The results of Knight were reported within the Fluid & Metering Technologies ("FMT") segment.

Exit of a COVID-19 Testing Application
In the second quarter of 2020, the Company engaged in the development of a COVID-19 testing application with a customer at one of its businesses in the HST segment. As part of this contract, the customer fully funded the $28.7 million investment needed to complete the development and production of microfluidic cartridges during 2020 and 2021. The costs incurred by the Company were primarily recorded as Property, plant & equipment and were being depreciated over the expected life of the assets, while the reimbursement was recorded as Deferred revenue and was being recognized as units were shipped.

In the third quarter of 2022, the Company was informed by the customer of its decision to discontinue further investment in commercializing its COVID-19 testing application, resulting in an impairment charge of $16.8 million and an acceleration of previously deferred revenue of $17.9 million related to units that are no longer expected to be shipped for a net operating income impact of $1.1 million.

Conference Call to be Broadcast over the Internet
IDEX will broadcast its third quarter earnings conference call over the Internet on Wednesday, October 26, 2022 at 9:30 a.m. CT. Chief Executive Officer and President Eric Ashleman and Senior Vice President and Chief Financial Officer William Grogan will discuss the Company’s recent financial performance and respond to questions from the financial analyst community. IDEX invites interested investors to listen to the call and view the accompanying slide presentation, which will be carried live on its website at www.idexcorp.com. Those who wish to participate should log on several minutes before the discussion begins. After clicking on the presentation icon, investors should follow the instructions to ensure their systems are set up to hear the event and view the presentation slides, or download the correct applications at no charge. Investors will also be able to hear a replay of the call by dialing 877.660.6853 (or 201.612.7415 for international participants) using the ID #13724805.

Forward-Looking Statements
This news release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements may relate to, among other things, the Company’s full year 2022 outlook including expected organic sales growth, expected earnings per share and adjusted earnings per share, and the assumptions underlying these expectations, anticipated future acquisition behavior and capital deployment, availability of cash and financing alternatives, the intent to refinance or repay the 3.20% Senior Notes using the available borrowing capacity of the Revolving Facility, the anticipated timing of the closing of and the anticipated sources of funding for the Company’s acquisition of Muon Group and the anticipated benefits of the Company’s acquisitions, including the acquisitions of ABEL Pumps, L.P. and certain of its affiliates, Airtech, Nexsight, KZValve and Muon Group, and are indicated by words or phrases such as “anticipates,” “estimates,” “plans,” “guidance,” “expects,” “projects,” “forecasts,” “should,” “could,” “will,” “management believes,” “the Company believes,” “the Company intends” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this news release. The risks and uncertainties include, but are not limited to, the following: the impact of health epidemics and pandemics, including the COVID-19 pandemic, and the impact of related governmental actions, on the Company’s ability to operate its business and facilities, on its customers, on supply chains and on the U.S. and global economy generally; economic and political consequences resulting from terrorist attacks and wars, including Russia's invasion of Ukraine and the global response to this invasion, which, along with the ongoing effects of the COVID-19 pandemic, could have an adverse impact on the Company's business by creating disruptions in the global supply chain and by potentially having an adverse impact on the global economy; levels of industrial activity and economic conditions in the U.S. and other countries around the world, including uncertainties in the financial markets; pricing pressures, including inflation and rising interest rates, and other competitive factors and levels of capital spending in certain industries, all of which could have a material impact on order rates and the Company’s results; the Company’s ability to make acquisitions and to integrate and operate acquired businesses on a profitable basis; the relationship of the U.S. dollar to other currencies and its impact on pricing and cost competitiveness; political and economic conditions in foreign countries in which the Company operates; developments with respect to trade policy and tariffs; interest rates; capacity utilization and the effect this has on costs; labor markets; supply chain backlogs, including risks affecting component availability, labor inefficiencies and freight logistical challenges; market conditions and material costs; risks related to environmental, social and corporate governance ("ESG") issues, including those related to climate change and sustainability; and developments with respect to contingencies, such as litigation and environmental matters. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included in the Company’s most recent annual report on Form 10-K and the Company’s subsequent quarterly reports filed with the Securities and Exchange Commission (“SEC”) and the other risks discussed in the Company’s filings with the SEC. The forward-looking statements included here are only made as of the date of this news release, and management undertakes no obligation to publicly update them to reflect subsequent events or circumstances, except as may be required by law. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented here.

About IDEX
IDEX (NYSE: IEX) makes thousands of products and mission-critical components that improve everyday life all around you. If you enjoy chocolate, it quite possibly passed through a Viking® internal gear pump at the candy factory. If you were ever in a car accident, emergency workers may have used the Hurst Jaws of Life® rescue tool to save your life. If your doctor ordered a DNA test to predict your risk of disease or determine a course of treatment, the lab may have used equipment containing components made by IDEX Health & Science. Founded in 1988 with three small, entrepreneurial manufacturing companies, we’re proud to say that we now call over 45 diverse businesses around the world part of the IDEX family. With more than 8,000 employees and manufacturing operations in more than 20 countries, IDEX is a high-performing, global company with nearly $2.8 billion in annual sales, committed to making trusted solutions that improve lives. IDEX shares are traded on the New York Stock Exchange under the symbol “IEX”.

For further information on IDEX Corporation and its business units, visit the company’s website at www.idexcorp.com.

(Financial reports follow)

IDEX CORPORATION
Condensed Consolidated Statements of Income
(in millions, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net sales	$824.0	$712.0	$2,371.2	$2,050.0
Cost of sales	442.2	400.4	1,290.0	1,139.7
Gross profit	381.8	311.6	1,081.2	910.3
Selling, general and administrative expenses	161.9	147.2	483.7	426.7
Restructuring expenses and asset impairments	17.7	3.2	21.1	8.6
Operating income	202.2	161.2	576.4	475.0
Gain on sale of business	(34.8)	—	(34.8)	—
Other (income) expense - net	(1.0)	0.6	(3.3)	17.0
Interest expense	9.6	9.5	28.6	31.4
Income before income taxes	228.4	151.1	585.9	426.6
Provision for income taxes	49.7	35.4	129.2	96.0
Net income	$178.7	$115.7	$456.7	$330.6
Net loss attributable to noncontrolling interest	—	—	0.2	—
Net income attributable to IDEX	$178.7	$115.7	$456.9	$330.6

Earnings per Common Share:
Basic earnings per common share attributable to IDEX	$2.37	$1.52	$6.02	$4.35
Diluted earnings per common share attributable to IDEX	$2.36	$1.51	$6.00	$4.33

Share Data:
Basic weighted average common shares outstanding	75.4	76.0	75.8	76.0
Diluted weighted average common shares outstanding	75.8	76.5	76.1	76.4

IDEX CORPORATION
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	September 30, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$680.7	$855.4
Receivables - net	406.1	356.4
Inventories	455.3	370.4
Other current assets	92.9	95.8
Total current assets	1,635.0	1,678.0
Property, plant and equipment - net	303.5	327.3
Goodwill and intangible assets	2,819.8	2,765.0
Other noncurrent assets	134.3	146.9
Total assets	$4,892.6	$4,917.2

Liabilities and equity
Current liabilities
Trade accounts payable	$196.6	$178.8
Accrued expenses	264.6	259.8
Dividends payable	45.3	41.4
Total current liabilities	506.5	480.0
Long-term borrowings	1,191.1	1,190.3
Other noncurrent liabilities	392.4	443.8
Total liabilities	2,090.0	2,114.1
Shareholders' equity	2,802.8	2,803.1
Noncontrolling interest	(0.2)	—
Total equity	2,802.6	2,803.1
Total liabilities and equity	$4,892.6	$4,917.2

IDEX CORPORATION
Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities
Net income	$456.7	$330.6
Adjustments to reconcile net income to net cash provided by operating activities:
Gains on sales of assets	(3.0)	—
Gain on sale of business	(34.8)	—
Asset impairments	17.0	0.8
Depreciation and amortization	37.0	32.3
Amortization of intangible assets	49.2	40.7
Amortization of debt issuance expenses	1.2	1.4
Share-based compensation expense	16.4	15.4
Deferred income taxes	0.2	(7.1)
Non-cash interest expense associated with forward starting swaps	—	3.3
Termination of the U.S. pension plan	—	9.7
Changes in (net of the effect from acquisitions/divestitures and foreign exchange):
Receivables	(62.5)	(59.2)
Inventories	(99.6)	(28.1)
Other current assets	(4.8)	6.0
Trade accounts payable	25.6	21.0
Deferred revenue	(24.7)	14.8
Accrued expenses	13.1	18.9
Other - net	3.1	1.7
Net cash flows provided by operating activities	390.1	402.2
Cash flows from investing activities
Purchases of property, plant and equipment	(48.0)	(45.5)
Acquisition of businesses, net of cash acquired	(232.6)	(575.6)
Note receivable from collaborative partner	—	(4.2)
Proceeds from disposal of fixed assets	7.0	0.2
Proceeds from sale of business, net of cash remitted	49.4	—
Other - net	(0.2)	0.9
Net cash flows used in investing activities	(224.4)	(624.2)
Cash flows from financing activities
Borrowings under revolving credit facilities	40.0	—
Payments under revolving credit facilities	(40.0)	—
Proceeds from issuance of long-term borrowings	—	499.4
Payment of long-term borrowings	—	(350.0)
Payment of make-whole redemption premium	—	(6.7)
Debt issuance costs	—	(4.6)
Dividends paid	(132.2)	(120.3)
Proceeds from stock option exercises	9.0	12.5
Repurchases of common stock	(146.3)	—
Shares surrendered for tax withholding	(5.1)	(5.6)
Other - net	—	(0.1)
Net cash flows (used in) provided by financing activities	(274.6)	24.6
Effect of exchange rate changes on cash and cash equivalents	(65.8)	(22.0)
Net decrease in cash	(174.7)	(219.4)
Cash and cash equivalents at beginning of year	855.4	1,025.9
Cash and cash equivalents at end of period	$680.7	$806.5

IDEX CORPORATION
Company and Segment Financial Information - Reported
(dollars in millions)
(unaudited)

	Three Months Ended September 30, (a)		Nine Months Ended September 30, (a)
	2022	2021	2022	2021
Fluid & Metering Technologies
Net sales	$307.6	$251.3	$879.5	$745.9
Operating income (b)	94.5	69.0	257.8	195.4
Operating margin	30.7%	27.5%	29.3%	26.2%
EBITDA(c)	$104.4	$76.4	$286.9	$212.2
EBITDA margin(c)	33.9%	30.4%	32.6%	28.4%
Depreciation and amortization	$9.7	$7.8	$27.1	$22.8
Capital expenditures	7.7	4.6	17.4	12.9

Health & Science Technologies
Net sales	$345.0	$302.3	$986.2	$827.7
Operating income (b)	85.6	70.4	255.7	213.0
Operating margin	24.8%	23.3%	25.9%	25.7%
EBITDA(c)	$102.5	$85.9	$305.8	$251.7
EBITDA margin(c)	29.7%	28.4%	31.0%	30.4%
Depreciation and amortization	$15.8	$15.3	$47.6	$38.4
Capital expenditures	6.4	8.6	22.9	27.3

Fire & Safety/Diversified Products
Net sales	$172.4	$159.1	$508.3	$479.4
Operating income (b)	43.6	39.1	124.0	126.5
Operating margin	25.3%	24.6%	24.4%	26.4%
EBITDA(c)	$47.8	$42.9	$137.8	$136.2
EBITDA margin(c)	27.8%	26.9%	27.1%	28.4%
Depreciation and amortization	$3.7	$3.8	$11.2	$11.5
Capital expenditures	2.2	1.4	7.5	4.6

Corporate Office and Eliminations
Intersegment sales eliminations	$(1.0)	$(0.7)	$(2.8)	$(3.0)
Operating income (b)	(21.5)	(17.3)	(61.1)	(59.9)
EBITDA(c)	12.6	(17.6)	(29.8)	(69.1)
Depreciation and amortization (d)	0.1	0.1	0.3	0.3
Capital expenditures	—	0.3	0.2	0.7

Company
Net sales	$824.0	$712.0	$2,371.2	$2,050.0
Operating income	202.2	161.2	576.4	475.0
Operating margin	24.5%	22.6%	24.3%	23.2%
EBITDA(c)	$267.3	$187.6	$700.7	$531.0
EBITDA margin(c)	32.4%	26.3%	29.5%	25.9%
Depreciation and amortization (d)	$29.3	$27.0	$86.2	$73.0
Capital expenditures	16.3	14.9	48.0	45.5

IDEX CORPORATION
Company and Segment Financial Information - Adjusted
(dollars in millions)
(unaudited)

		Three Months Ended September 30, (a)		Nine Months Ended September 30, (a)
		2022	2021	2022	2021
	Fluid & Metering Technologies
	Net sales	$307.6	$251.3	$879.5	$745.9
	Adjusted net sales(c)	307.6	251.3	879.5	745.9
	Adjusted operating income(b)(c)	94.5	71.0	259.9	202.7
	Adjusted operating margin(c)	30.7%	28.2%	29.6%	27.2%
	Adjusted EBITDA(c)	$104.4	$78.4	$287.8	$225.8
	Adjusted EBITDA margin(c)	33.9%	31.2%	32.7%	30.3%
	Depreciation and amortization	$9.7	$7.8	$27.1	$22.8
	Capital expenditures	7.7	4.6	17.4	12.9

	Health & Science Technologies
	Net sales	$345.0	$302.3	$986.2	$827.7
	Adjusted net sales(c)	327.1	302.3	968.3	827.7
	Adjusted operating income(b)(c)	84.5	80.1	254.7	223.8
	Adjusted operating margin(c)	25.8%	26.5%	26.3%	27.0%
	Adjusted EBITDA(c)	$101.4	$95.6	$304.8	$262.5
	Adjusted EBITDA margin(c)	31.0%	31.6%	31.5%	31.7%
	Depreciation and amortization	$15.8	$15.3	$47.6	$38.4
	Capital expenditures	6.4	8.6	22.9	27.3

	Fire & Safety/Diversified Products
	Net sales	$172.4	$159.1	$508.3	$479.4
	Adjusted net sales(c)	172.4	159.1	508.3	479.4
	Adjusted operating income(b)(c)	43.6	39.0	125.0	126.6
	Adjusted operating margin(c)	25.3%	24.6%	24.6%	26.4%
	Adjusted EBITDA(c)	$47.8	$42.8	$137.3	$138.1
	Adjusted EBITDA margin(c)	27.8%	26.9%	27.0%	28.8%
	Depreciation and amortization	$3.7	$3.8	$11.2	$11.5
	Capital expenditures	2.2	1.4	7.5	4.6

	Corporate Office and Eliminations
	Intersegment sales eliminations	$(1.0)	$(0.7)	$(2.8)	$(3.0)
	Adjusted intersegment sales eliminations(c)	(1.0)	(0.7)	(2.8)	(3.0)
	Adjusted operating income(b)(c)	(21.5)	(17.0)	(61.1)	(54.4)
	Adjusted EBITDA(c)	(22.2)	(17.3)	(64.6)	(53.4)
	Depreciation and amortization(d)	0.1	0.1	0.3	0.3
	Capital expenditures	—	0.3	0.2	0.7

	Company
	Net sales	$824.0	$712.0	$2,371.2	$2,050.0
	Adjusted net sales(c)	806.1	712.0	2,353.3	2,050.0
	Adjusted operating income(c)	201.1	173.1	578.5	498.7
	Adjusted operating margin(c)	24.9%	24.3%	24.6%	24.3%
	Adjusted EBITDA(c)	$231.4	$199.5	$665.3	$573.0
	Adjusted EBITDA margin(c)	28.7%	28.0%	28.3%	27.9%
	Depreciation and amortization(d)	$29.3	$27.0	$86.2	$73.0
	Capital expenditures	16.3	14.9	48.0	45.5

(a)
Three and nine month data include the results of the ABEL acquisition (March 2021), the Nexsight acquisition (February 2022) and the KZValve acquisition (May 2022) in the FMT segment and the Airtech acquisition (June 2021) in the Health & Science Technologies ("HST") segment from the date of acquisition. Three and nine month data also includes the results of Knight (September 2022) in the FMT segment through the date of disposition. Nine month data also includes the results of CiDRA Precision Services (March 2021) in the HST segment through the date of disposition.

(b)	Segment operating income excludes unallocated corporate operating expenses which are included in Corporate Office and Eliminations.
(c)
These are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see the reconciliation tables below.

(d)	Depreciation and amortization exclude amortization of debt issuance costs.

Non-GAAP Measures of Financial Performance
The Company prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). The Company supplements certain GAAP financial performance metrics with non-GAAP financial performance metrics. Management believes these non-GAAP financial performance metrics provide investors with greater insight, transparency and a more comprehensive understanding of the financial information used by management in its financial and operational decision-making because certain of these adjusted metrics exclude items not reflective of ongoing operations, such as fair value inventory step-up charges, restructuring expenses and asset impairments, the impact from the exit of a COVID-19 testing application, the gain on sale of a business, gains on sales of assets, the loss on early debt redemption, the noncash loss related to the termination of the U.S. pension plan, the impact of the settlement for a Corporate transaction indemnity and acquisition-related intangible asset amortization. Reconciliations of non-GAAP financial performance metrics to their most comparable GAAP financial performance metrics are defined and presented below and should not be considered a substitute for, nor superior to, the financial data prepared in accordance with GAAP. Due to rounding, numbers presented throughout this and other documents may not add up or recalculate precisely. There were no adjustments to GAAP financial performance metrics other than the items noted below.
•Organic orders and sales are calculated excluding amounts from acquired or divested businesses during the first twelve months of ownership or prior to divestiture, the impact of foreign currency translation and the impact from the exit of a COVID-19 testing application.
•Adjusted net sales is calculated as net sales less the acceleration of previously deferred revenue related to the exit of a COVID-19 testing application.
•Adjusted gross profit is calculated as gross profit less the impact from the exit of a COVID-19 testing application plus fair value inventory step-up charges.
•Adjusted gross margin is calculated as adjusted gross profit divided by adjusted net sales.
•Adjusted operating income is calculated as operating income plus fair value inventory step-up charges plus restructuring expenses and asset impairments less the net impact from the exit of a COVID-19 testing application plus the impact of the settlement for a Corporate transaction indemnity.
•Adjusted operating margin is calculated as adjusted operating income divided by adjusted net sales.
•Adjusted net income attributable to IDEX is calculated as net income attributable to IDEX plus restructuring expenses and asset impairments plus fair value inventory step-up charges less the net impact from the exit of a COVID-19 testing application less the gain on sale of a business less gains on sales of assets plus the impact of the settlement for a Corporate transaction indemnity plus the loss on early debt redemption plus the noncash loss related to the termination of the U.S. pension plan plus acquisition-related intangible asset amortization, all net of the statutory tax expense or benefit.
•Adjusted EPS attributable to IDEX is calculated as adjusted net income attributable to IDEX divided by the diluted weighted average shares outstanding.
•EBITDA is calculated as net income plus interest expense plus provision for income taxes plus depreciation and amortization. The Company reconciles EBITDA to net income on a consolidated basis as IDEX does not allocate consolidated interest expense or consolidated provision for income taxes to its segments.
•EBITDA interest coverage is calculated as EBITDA divided by consolidated interest expense.
•Adjusted EBITDA is calculated as EBITDA plus fair value inventory step-up charges plus restructuring expenses and asset impairments less the net impact from the exit of a COVID-19 testing application plus the impact of the settlement for a Corporate transaction indemnity less the gain on sale of a business less gains on sales of assets plus the loss on early debt redemption plus the noncash loss related to the termination of the U.S. pension plan.
•Adjusted EBITDA margin is calculated as adjusted EBITDA divided by adjusted net sales.
•Adjusted EBITDA interest coverage is calculated as Adjusted EBITDA divided by consolidated interest expense.
•Free cash flow is calculated as cash flow from operating activities less capital expenditures.

Table 1: Reconciliations of the Change in Net Sales to Organic Net Sales

	Three Months Ended September 30, 2022				Nine Months Ended September 30, 2022
	FMT	HST	FSDP	IDEX	FMT	HST	FSDP	IDEX
Change in net sales	22%	14%	8%	16%	18%	19%	6%	16%
- Net impact from acquisitions/divestitures	9%	—%	—%	3%	7%	7%	—%	5%
- Impact from foreign currency	(4%)	(5%)	(6%)	(5%)	(3%)	(3%)	(4%)	(3%)
- Impact from the exit of a COVID-19 testing application(1)	—%	6%	—%	3%	—%	2%	—%	1%
Change in organic net sales	17%	13%	14%	15%	14%	13%	10%	13%

(1) Represents the acceleration of previously deferred revenue of $17.9 million as a result of a customer’s decision to discontinue further investment in commercializing its COVID-19 testing application. Refer to the Exit of a COVID-19 Testing Application section above for further detail.

Table 2: Reconciliations of Reported-to-Adjusted Gross Profit and Margin (dollars in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Gross profit	$381.8	$311.6	$1,081.2	$910.3
- Impact from the exit of a COVID-19 testing application(1)	(17.9)	—	(17.9)	—
+ Fair value inventory step-up charges	—	9.1	0.4	11.6
Adjusted gross profit	$363.9	$320.7	$1,063.7	$921.9

Net sales	$824.0	$712.0	$2,371.2	$2,050.0
- Impact from the exit of a COVID-19 testing application(1)	(17.9)	—	(17.9)	—
Adjusted net sales	806.1	712.0	2,353.3	2,050.0

Gross margin	46.3%	43.8%	45.6%	44.4%
Adjusted gross margin	45.1%	45.0%	45.2%	45.0%

(1) Represents the acceleration of previously deferred revenue of $17.9 million as a result of a customer’s decision to discontinue further investment in commercializing its COVID-19 testing application. Refer to the Exit of a COVID-19 Testing Application section above for further detail.

Table 3: Reconciliations of Reported-to-Adjusted Operating Income and Margin (dollars in millions)

	Three Months Ended September 30,
	2022					2021
	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
Reported operating income (loss)	$94.5	$85.6	$43.6	$(21.5)	$202.2	$69.0	$70.4	$39.1	$(17.3)	$161.2
+ Fair value inventory step-up charges	—	—	—	—	—	—	9.1	—	—	9.1
+ Restructuring expenses and asset impairments	—	—	—	—	—	2.0	0.6	(0.1)	0.7	3.2
- Net impact from the exit of a COVID-19 testing application(1)	—	(1.1)	—	—	(1.1)	—	—	—	—	—
+ Corporate transaction indemnity	—	—	—	—	—	—	—	—	(0.4)	(0.4)
Adjusted operating income (loss)	$94.5	$84.5	$43.6	$(21.5)	$201.1	$71.0	$80.1	$39.0	$(17.0)	$173.1

Net sales (eliminations)	$307.6	$345.0	$172.4	$(1.0)	$824.0	$251.3	$302.3	$159.1	$(0.7)	$712.0
- Impact from the exit of a COVID-19 testing application(1)	—	(17.9)	—	—	(17.9)	—	—	—	—	—
Adjusted net sales (eliminations)	307.6	327.1	172.4	(1.0)	806.1	251.3	302.3	159.1	(0.7)	712.0

Reported operating margin	30.7%	24.8%	25.3%	n/m	24.5%	27.5%	23.3%	24.6%	n/m	22.6%
Adjusted operating margin	30.7%	25.8%	25.3%	n/m	24.9%	28.2%	26.5%	24.6%	n/m	24.3%

	Nine Months Ended September 30,
	2022					2021
	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
Reported operating income (loss)	$257.8	$255.7	$124.0	$(61.1)	$576.4	$195.4	$213.0	$126.5	$(59.9)	$475.0
+ Fair value inventory step-up charges	0.4	—	—	—	0.4	2.5	9.1	—	—	11.6
+ Restructuring expenses and asset impairments	1.7	0.1	1.0	—	2.8	4.8	1.7	0.1	2.0	8.6
- Net impact from the exit of a COVID-19 testing application(1)	—	(1.1)	—	—	(1.1)	—	—	—	—	—
+ Corporate transaction indemnity	—	—	—	—	—	—	—	—	3.5	3.5
Adjusted operating income (loss)	$259.9	$254.7	$125.0	$(61.1)	$578.5	$202.7	$223.8	$126.6	$(54.4)	$498.7

Net sales (eliminations)	$879.5	$986.2	$508.3	$(2.8)	$2,371.2	$745.9	$827.7	$479.4	$(3.0)	$2,050.0
- Impact from the exit of a COVID-19 testing application(1)	—	(17.9)	—	—	(17.9)	—	—	—	—	—
Adjusted net sales (eliminations)	879.5	968.3	508.3	(2.8)	2,353.3	745.9	827.7	479.4	(3.0)	2,050.0

Reported operating margin	29.3%	25.9%	24.4%	n/m	24.3%	26.2%	25.7%	26.4%	n/m	23.2%
Adjusted operating margin	29.6%	26.3%	24.6%	n/m	24.6%	27.2%	27.0%	26.4%	n/m	24.3%

(1) Represents the net impact of the acceleration of previously deferred revenue of $17.9 million and an impairment charge of $16.8 million as a result of a customer’s decision to discontinue further investment in commercializing its COVID-19 testing application. Refer to the Exit of a COVID-19 Testing Application section above for further detail.

Table 4: Reconciliations of Reported-to-Adjusted Net Income and EPS (in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Reported net income attributable to IDEX	$178.7	$115.7	$456.9	$330.6
+ Restructuring expenses and asset impairments	—	3.2	2.8	8.6
+ Tax impact on restructuring expenses and asset impairments	—	(0.7)	(0.7)	(2.1)
+ Fair value inventory step-up charges	—	9.1	0.4	11.6
+ Tax impact on fair value inventory step-up charges	—	(2.0)	(0.1)	(2.7)
- Net impact from the exit of a COVID-19 testing application(1)	(1.1)	—	(1.1)	—
+ Tax impact on the exit of a COVID-19 testing application	0.3	—	0.3	—
- Gain on sale of business	(34.8)	—	(34.8)	—
+ Tax impact on gain on sale of business	5.5	—	5.5	—
- Gains on sales of assets	—	—	(2.7)	—
+ Tax impact on gains on sales of assets	—	—	0.6	—
+ Corporate transaction indemnity	—	(0.4)	—	3.5
+ Tax impact on Corporate transaction indemnity	—	0.1	—	(0.8)
+ Loss on early debt redemption	—	—	—	8.6
+ Tax impact on loss on early debt redemption	—	—	—	(1.8)
+ Termination of the U.S. pension plan	—	—	—	9.7
+ Tax impact on termination of the U.S. pension plan	—	—	—	(2.1)
+ Acquisition-related intangible asset amortization	17.0	16.2	49.2	40.7
+ Tax impact on acquisition-related intangible asset amortization	(3.7)	(3.7)	(11.0)	(9.3)
Adjusted net income attributable to IDEX	$161.9	$137.5	$465.3	$394.5

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Reported diluted EPS attributable to IDEX	$2.36	$1.51	$6.00	$4.33
+ Restructuring expenses and asset impairments	—	0.04	0.04	0.11
+ Tax impact on restructuring expenses and asset impairments	—	(0.01)	(0.01)	(0.03)
+ Fair value inventory step-up charges	—	0.12	—	0.15
+ Tax impact on fair value inventory step-up charges	—	(0.03)	—	(0.04)
- Net impact from the exit of a COVID-19 testing application(1)	(0.01)	—	(0.01)	—
+ Tax impact on the exit of a COVID-19 testing application	—	—	—	—
- Gain on sale of business	(0.46)	—	(0.46)	—
+ Tax impact on gain on sale of business	0.07	—	0.07	—
- Gains on sales of assets	—	—	(0.03)	—
+ Tax impact on gains on sales of assets	—	—	0.01	—
+ Corporate transaction indemnity	—	—	—	0.05
+ Tax impact on Corporate transaction indemnity	—	—	—	(0.01)
+ Loss on early debt redemption	—	—	—	0.11
+ Tax impact on loss on early debt redemption	—	—	—	(0.02)
+ Termination of the U.S. pension plan	—	—	—	0.13
+ Tax impact on termination of the U.S. pension plan	—	—	—	(0.03)
+ Acquisition-related intangible asset amortization	0.23	0.21	0.65	0.53
+ Tax impact on acquisition-related intangible asset amortization	(0.05)	(0.05)	(0.14)	(0.12)
Adjusted diluted EPS attributable to IDEX	$2.14	$1.79	$6.12	$5.16

Diluted weighted average shares outstanding	75.8	76.5	76.1	76.4

(1) Represents the net impact of the acceleration of previously deferred revenue of $17.9 million and an impairment charge of $16.8 million as a result of a customer’s decision to discontinue further investment in commercializing its COVID-19 testing application. Refer to the Exit of a COVID-19 Testing Application section above for further detail.

Table 5: Reconciliations of EBITDA to Net Income (dollars in millions)

	Three Months Ended September 30,
	2022					2021
	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
Reported operating income (loss)	$94.5	$85.6	$43.6	$(21.5)	$202.2	$69.0	$70.4	$39.1	$(17.3)	$161.2
+ Gain on sale of business	—	—	—	34.8	34.8	—	—	—	—	—
+ Other income (expense), net	0.2	1.1	0.5	(0.8)	1.0	(0.4)	0.2	—	(0.4)	(0.6)
+ Depreciation and amortization	9.7	15.8	3.7	0.1	29.3	7.8	15.3	3.8	0.1	27.0
EBITDA	104.4	102.5	47.8	12.6	267.3	76.4	85.9	42.9	(17.6)	187.6
- Interest expense					9.6					9.5
- Provision for income taxes					49.7					35.4
- Depreciation and amortization					29.3					27.0
Reported net income					$178.7					$115.7

Net sales (eliminations)	$307.6	$345.0	$172.4	$(1.0)	$824.0	$251.3	$302.3	$159.1	$(0.7)	$712.0

Reported operating margin	30.7%	24.8%	25.3%	n/m	24.5%	27.5%	23.3%	24.6%	n/m	22.6%
EBITDA margin	33.9%	29.7%	27.8%	n/m	32.4%	30.4%	28.4%	26.9%	n/m	26.3%
EBITDA interest coverage					28.1					19.7

	Nine Months Ended September 30,
	2022					2021
	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
Reported operating income (loss)	$257.8	$255.7	$124.0	$(61.1)	$576.4	$195.4	$213.0	$126.5	$(59.9)	$475.0
+ Gain on sale of business	—	—	—	34.8	34.8	—	—	—	—	—
+ Other income (expense), net	2.0	2.5	2.6	(3.8)	3.3	(6.0)	0.3	(1.8)	(9.5)	(17.0)
+ Depreciation and amortization	27.1	47.6	11.2	0.3	86.2	22.8	38.4	11.5	0.3	73.0
EBITDA	286.9	305.8	137.8	(29.8)	700.7	212.2	251.7	136.2	(69.1)	531.0
- Interest expense					28.6					31.4
- Provision for income taxes					129.2					96.0
- Depreciation and amortization					86.2					73.0
Reported net income					$456.7					$330.6

Net sales (eliminations)	$879.5	$986.2	$508.3	$(2.8)	$2,371.2	$745.9	$827.7	$479.4	$(3.0)	$2,050.0

Reported operating margin	29.3%	25.9%	24.4%	n/m	24.3%	26.2%	25.7%	26.4%	n/m	23.2%
EBITDA margin	32.6%	31.0%	27.1%	n/m	29.5%	28.4%	30.4%	28.4%	n/m	25.9%
EBITDA interest coverage					24.5					16.9

Table 6 : Reconciliations of EBITDA to Adjusted EBITDA (dollars in millions)

	Three Months Ended September 30,
	2022					2021
	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
EBITDA(1)	$104.4	$102.5	$47.8	$12.6	$267.3	$76.4	$85.9	$42.9	$(17.6)	$187.6
+ Fair value inventory step-up charges	—	—	—	—	—	—	9.1	—	—	9.1
+ Restructuring expenses and asset impairments	—	—	—	—	—	2.0	0.6	(0.1)	0.7	3.2
- Net impact from the exit of a COVID-19 testing application(2)	—	(1.1)	—	—	(1.1)	—	—	—	—	—
+ Corporate transaction indemnity	—	—	—	—	—	—	—	—	(0.4)	(0.4)
- Gain on sale of business	—	—	—	(34.8)	(34.8)	—	—	—	—	—
Adjusted EBITDA	$104.4	$101.4	$47.8	$(22.2)	$231.4	$78.4	$95.6	$42.8	$(17.3)	$199.5

Adjusted net sales (eliminations)	$307.6	$327.1	$172.4	$(1.0)	$806.1	$251.3	$302.3	$159.1	$(0.7)	$712.0

Adjusted EBITDA margin	33.9%	31.0%	27.8%	n/m	28.7%	31.2%	31.6%	26.9%	n/m	28.0%
Adjusted EBITDA interest coverage					24.3					21.0

	Nine Months Ended September 30,
	2022					2021
	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
EBITDA(1)	$286.9	$305.8	$137.8	$(29.8)	$700.7	$212.2	$251.7	$136.2	$(69.1)	$531.0
+ Fair value inventory step-up charges	0.4	—	—	—	0.4	2.5	9.1	—	—	11.6
+ Restructuring expenses and asset impairments	1.7	0.1	1.0	—	2.8	4.8	1.7	0.1	2.0	8.6
- Net impact from the exit of a COVID-19 testing application(2)	—	(1.1)	—	—	(1.1)	—	—	—	—	—
+ Corporate transaction indemnity	—	—	—	—	—	—	—	—	3.5	3.5
- Gain on sale of business	—	—	—	(34.8)	(34.8)	—	—	—	—	—
- Gains on sales of assets	(1.2)	—	(1.5)	—	(2.7)	—	—	—	—	—
+ Loss on early debt redemption	—	—	—	—	—	—	—	—	8.6	8.6
+ Termination of the U.S. pension plan	—	—	—	—	—	6.3	—	1.8	1.6	9.7
Adjusted EBITDA	$287.8	$304.8	$137.3	$(64.6)	$665.3	$225.8	$262.5	$138.1	$(53.4)	$573.0

Adjusted net sales (eliminations)	$879.5	$968.3	$508.3	$(2.8)	$2,353.3	$745.9	$827.7	$479.4	$(3.0)	$2,050.0

Adjusted EBITDA margin	32.7%	31.5%	27.0%	n/m	28.3%	30.3%	31.7%	28.8%	n/m	27.9%
Adjusted EBITDA interest coverage					23.3					18.2
(1) EBITDA, a non-GAAP financial measure, is reconciled to net income, its most directly comparable GAAP financial measure, immediately above in Table 5.

(2) Represents the net impact of the acceleration of previously deferred revenue of $17.9 million and an impairment charge of $16.8 million as a result of a customer’s decision to discontinue further investment in commercializing its COVID-19 testing application. Refer to the Exit of a COVID-19 Testing Application section above for further detail.

Table 7: Reconciliations of Cash Flows from Operating Activities to Free Cash Flow (in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Cash flows from operating activities	$198.1	$156.6	$390.1	$402.2
- Capital expenditures	16.3	14.9	48.0	45.5
Free cash flow	$181.8	$141.7	$342.1	$356.7

Table 8: Reconciliation of Estimated 2022 EPS to Adjusted EPS Attributable to IDEX

	Guidance
	Fourth Quarter 2022	Full Year 2022
Estimated EPS attributable to IDEX	$1.75 - $1.80	$7.75 - $7.80
+ Acquisition-related intangible asset amortization	0.22	0.87
+ Tax impact on acquisition-related intangible asset amortization	(0.05)	(0.19)
- Gains on sales of assets	—	(0.03)
+ Tax impact on gains on sales of assets	—	0.01
+ Restructuring expenses and asset impairments	—	0.04
+ Tax impact on restructuring expenses and asset impairments	—	(0.01)
- Gain on sale of business	—	(0.46)
+ Tax impact on gain on sale of business	—	0.07
- Net impact from the exit of a COVID-19 testing application(1)	—	(0.01)
+ Tax impact on the exit of a COVID-19 testing application	—	—
Estimated adjusted EPS attributable to IDEX	$1.92 - $1.97	$8.04 - $8.09

(1) Represents the net impact of the acceleration of previously deferred revenue of $17.9 million and an impairment charge of $16.8 million as a result of a customer’s decision to discontinue further investment in commercializing its COVID-19 testing application. Refer to the Exit of a COVID-19 Testing Application section above for further detail.